Exhibit 99.1

Cover-All Technologies Inc. Provides 2009 Full-Year Guidance After Strong Fourth Quarter

Recent Wins and Growing Base of Recurring Revenue Results in Strong Fourth Quarter; Sets the Stage for Continued Growth in 2010

FAIRFIELD, NEW JERSEY (January 13, 2010) – Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation (“Cover-All” or the “Company”), today provided financial guidance for the full-year period ended December 31, 2009.

Based upon the initial contribution of the three contract announcements in December, 2009, atop the Company’s existing base of recurring revenue, management expects to report:

Full Year	9 Months Results	Full Year
2008 Actual	As of 9/30/09	2009 Guidance
Total Revenue	$13.5M	$8.3M	$13M - $14.5M
Net Income (Before Tax)	$2.9M	$0.7M	$2.7M - $3.3M
Operating Earnings per Share	$0.12	$0.03	$0.11 - $0.13

(Fully Diluted)

John Roblin, Chairman of the Board of Directors and Chief Executive Officer of the Company, commented, “Cover-All will benefit from a very strong fourth quarter as we announced two new customers and a large expansion of a current customer. We were able to leverage our ability to deliver software quickly in order to book some initial revenue in 2009 with additional revenue to be recognized in 2010 and beyond as we deliver additional products and services. Our 2009 fourth quarter will be our 12th consecutive quarter of profitability and, most likely, the best quarter in Cover-All’s history. We believe that Cover-All is undervalued and is trading at a low price to earnings ratio for a company growing revenues and earnings. We look forward to sharing the Cover-All story about its true potential with investors in the coming months. As our stock appreciates, we also hope to qualify for a listing on a national securities exchange.”

“Looking ahead, we continue to expand and enhance our sales and marketing efforts,” Mr. Roblin continued. “We are also expanding our My Insurance Center offering with exciting new capabilities that make us even more competitive in the marketplace as well as creating additional revenue opportunities from existing customers. In addition, we are actively focused on additional strategic opportunities for growth.”

Mr. Roblin continued, “We expect to announce audited fourth quarter and full-year results in mid to late February, and I look forward to discussing our results and updating shareholders on our continued progress at that time.”

About Cover-All Technologies Inc.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry. With My Insurance Center, a 100% web-based platform, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and business results.

Pairing state-of-the-art functionality of My Insurance Center with experienced service professionals, who after implementation ensure continued compliance with statutory, regulatory, and market differentiation needs, Cover-All continues its tradition of innovating technology solutions to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) and Insurance Policy Database™ (IPD) are trademarks or registered trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Forward-looking Statements

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control. Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 30, 2009, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 13, 2009, copies of which are available from the SEC or may be obtained upon request from the Company.

All information in this press release is as of January 13, 2010. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

For information on Cover-All, contact:

Ann Massey

Chief Financial Officer

973/461-5190

amassey@cover-all.com